United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 16, 2019

Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PJC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 16, 2019, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Piper Jaffray Companies (the “Company”), the Board elected Victoria M. Holt to serve as a director of the Company for an initial term expiring at the Company’s 2020 annual meeting of shareholders. Following Ms. Holt’s election to the Board, the size of the Company’s Board increased by one, to ten directors.

Ms. Holt has served as president and chief executive officer of Protolabs, a custom prototype and low-volume production manufacturing company, since February 2014.

Ms. Holt has not been appointed to serve on any committee of the Board and the committees on which Ms. Holt is expected to serve have not been determined as of the date of filing of this Current Report on Form 8-K. The Board expects to determine the committees to which Ms. Holt will be appointed in November 2019.

In connection with her service on the Board, Ms. Holt will participate in the Company’s 2019 non-employee director compensation program, receiving a pro-rated $70,000 annual cash retainer, a $60,000 initial equity grant and a pro-rated $90,000 annual equity grant. Ms. Holt also will receive a pro-rated cash retainer for her service on any Board committees during 2019, which annual retainer amounts are $25,000 for the chairperson and $10,000 for other members of the Audit Committee, and $15,000 for the chairperson and $5,000 for other members of each of the Compensation Committee and the Nominating and Governance Committee.

There are no arrangements or understandings between Ms. Holt and any other persons pursuant to which Ms. Holt was selected as a director of the Company. There are no relationships or related transactions between Ms. Holt and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On September 16, 2019, the Company issued a press release announcing the event discussed in Item 5.02 above, the text of which is furnished as Exhibit 99 hereto. The information contained in this Item 7.01 and Exhibit 99 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibit 99 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press Release dated September 16, 2019.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: September 16, 2019	By:	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary